Exhibit 10.20


                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment") is made effective as of January 31, 2001, among RDO FINANCIAL SERVICES CO., ("Borrower") a North Dakota corporation whose address is 1500 Radisson Tower, 201 -5th Street North, Fargo, North Dakota 58102, WELLS FARGO BANK NORTH DAKOTA, N.A., F/K/A NORWEST BANK NORTH DAKOTA, NATIONAL ASSOCIATION ("Norwest") a national banking association with offices located in Fargo, North Dakota and AG CAPITAL COMPANY, a Delaware corporation whose address is 1500 Radisson Tower, 201 - 5th Street North, Fargo, North Dakota 58102, as a lender hereunder and as agent for all the lenders hereunder (the "Agent"). (Norwest and Agent are sometimes hereinafter individually referred to as a "Lender" and collectively referred to as "Lenders".)

                                    RECITALS

         A. The Borrower and the Lenders entered into a Credit Agreement dated as of June 1, 2000 ("Credit Agreement").

         B. Pursuant to Section 6.6(b) of the Credit Agreement, upon thirty (30) Business Days prior notice to the Borrower, Norwest has the right to unilaterally amend the definition of Receivable Borrowing Base. (Capitalized terms used herein shall have the respective meanings ascribed thereto in the Agreement unless herein defined or the context shall otherwise require.)

         C. Norwest has advised the Borrower that it desires to amend the advance rates set forth in the Receivable Borrowing Base.

         D. The Borrower has requested Norwest to refrain from modifying the advance rates.

         E. The Lenders are willing to forego modifying the advance rates, for now, upon the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Lenders do hereby agree as follows:


                              SECTION 1. AMENDMENTS

         1.1 Section 1.1 of the Credit Agreement shall be and is hereby amended to add the following terms:


                  "Guarantor(s)" shall mean individually and collectively RDOE, RDO Agriculture Equipment Co. and RDO Construction Equipment Co.


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                  "Guaranties" means the absolute and unconditional guaranty of the obligations of the Borrower owing the Lenders under this Credit Agreement and the Receivable Notes by the Guarantors.

         1.2 The definition of the term "Receivable Borrowing Base" set forth in
Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Receivable Borrowing Base" means at any time the lesser of
                  (a) $15,000,000 or (b) the sum of (i) ninety percent (90%) of the Borrower's Eligible Retail Receivables; (ii) eighty-five percent (85%) of the Borrower's Eligible Store Receivables;
                  (iii) seventy-five percent (75%) of the Borrower's Eligible Foreign Receivables; and (iv) the lesser of (A) seventy-five percent (75%) of the Borrower' Eligible Repossessed Inventory or (B) the sum of $500,000.

         1.3 The definition of the term "Receivable Commitment" set forth in
Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Receivable Commitment" means the maximum principal amount each Lender is obligated to extend as part of the Advances which in the case of Norwest shall be the amount of $11,250,000 and in the case of the Agent shall be $3,750,000.

         1.4 The definition of the term "Receivable Note(s)" set forth in
Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Receivable Note(s)" means, individually or collectively, the Receivable Note(s), dated June 1, 2000, made by the Borrower payable to the order of each of the Lenders, the aggregate original principal amount of which is Fifteen Million Dollars ($15,000,000), and the individual original principal amount of which is the Receivable Commitment of the applicable Lender, together with all extensions, renewals, modifications, substitutions and changes in form thereof effected by written agreement between the Borrower and all of the Lenders.

         1.5 The definition of the term "Security Agreement" set forth in
Section 1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Security Agreement" means the Security Agreement, dated June 1, 2000, executed by the Borrower in favor of the Lenders, and such other previously executed security agreements, as originally executed and as may be amended, modified or supplemented from time to time by written agreement between the Borrower and the Lenders.


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         1.6 The form of the "Receivable Notes" set forth in Section 1 of the
Credit Agreement are hereby amended and restated in their entirety to read as set forth on Exhibit "A" attached hereto.

         1.7 The form of Exhibit "B" to the Credit Agreement, the monthly borrowing base certificate, is hereby amended and restated in its entirety to read as set forth in Exhibit "B" attached hereto.

         1.8 The form of Exhibit "C" to the Credit Agreement, the weekly borrowing base certificate, is hereby amended and restated in its entirety to read as set forth in Exhibit "C" attached hereto.

         1.9 Section 6.1(c) of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  (c)      As soon as available, but in any event within thirty
                           (30) days after the last day of each monthly fiscal period (i) unaudited financial statements of the Borrower and its Subsidiaries consisting of a balance sheet and the related statements of income, retained earnings and cash flows prepared on a consolidated basis dated as of the last Business Day of such monthly fiscal period in form and detail as reasonably required by the Majority Lenders certified by the chief financial officer of the Borrower to have been prepared from the records of the Borrower on the basis of accounting principles consistently applied by the Borrower; (ii) a credit operations report prepared by the Borrower that includes, but is not limited to, portfolio delinquency trends and analysis, repossessed assets and inventory, delinquency roll-ups and charge back information;
                           (iii) a report detailing the top 50 Succe$$Link preferred accounts and the top 100 Succe$$Link balance forward accounts indicating the percentage as a number of total accounts and the percentage of total outstanding dollars; (iv) a report detailing the top 50 Persons having more than one account with the Borrower indicating the percentages or number of total accounts and the percentage of total outstanding dollars; (v)a report detailing the Eligible Receivables and Eligible Foreign Receivables originated by RDO Agriculture Equipment Co. and RDO Construction Equipment Co.; and (vi) a portfolio delinquency report to include a separate schedule of the categories of notes, loans, leases and receivables pledged to the Lenders which report shall include, but not be limited to, a breakdown of 30, 60 and 90 day delinquencies.

         1.10 Section 6.1(h) of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

                  (h) Such other information concerning the business, operations and condition (financial or otherwise) of the Borrower or any of the Guarantors as any Lender may reasonably request.


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         1.11 Section 6.1 of the Credit Agreement shall be and is hereby amended to add the following additional subparagraph (i) which shall provide as follows:

                  (i) As soon as available, but in any event within forty-five (45) days after the last day of each fiscal quarter of the Guarantors, unaudited financial statements of the Guarantors consisting of a balance sheet and the related statements of income, retained earnings and cash flows prepared on a consolidated basis dated as of the last Business Day of such fiscal quarter in form and detail as reasonably required by the Majority Lenders certified by the chief financial officer of each Guarantor to have been prepared from the records of each Guarantor on the basis of accounting principles consistently applied by such Guarantor.

         1.12 Section 8.1 of the Credit Agreement shall be and is hereby amended and restated in its entirety to read as follows:

         8.1. Events of Default. The term "Event of Default" shall mean any of the following events:

         (a) The Borrower shall default in the payment when due, or if payable on demand, upon demand, of any principal or interest on any of the Subject Notes; or

         (b) The Borrower shall default (other than a default in payment under subsection (a) above) in the due performance and observance of any of the covenants contained in any of the Loan Documents and such default (other than a default of the covenants in Section 7.8 or 7.9, as to which no notice or additional time shall be required to constitute an Event of Default) shall continue unremedied for a period of thirty (30) days after notice from the Majority Lenders to the Borrower thereof; or

         (c) An event has occurred which would, at such time or with the passage of time, constitute an "event of default" (however legally styled) under any other loan obligation, lease, bond, debenture, security agreement, note, or instrument or agreement of the Borrower or any Guarantor evidencing Debt and any applicable grace period specified in such agreement or evidence of Debt has expired; or

         (d) The Borrower or any Guarantor shall become insolvent or generally fail to pay or admit in writing its inability to pay its debts as they become due; or the Borrower or any Guarantor shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver or other custodian for itself or any of its property, or make a general assignment for the benefit of its creditors; or a trustee, receiver or other custodian shall otherwise be appointed for the Borrower or any Guarantor or any of its assets; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by or against the Borrower or any Guarantor; or the Borrower or any Guarantor shall take any action to authorize, or in furtherance of, any of the foregoing; or


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         (e)      Any representation or warranty set forth in this Credit
                  Agreement or any other Loan Document shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

         (f)      The occurrence of any Material Adverse Occurrence; or

         (g) A Reportable Event (as defined under ERISA) shall have occurred; or

         (h) The rendering against the Borrower or any Guarantor of a final judgment, decree or order for the payment of money in excess of $500,000 (unless the payment of such judgment in the amount of such excess is insured), and the continuance of such judgment, decree or order unsatisfied for any 30 consecutive day period without a stay of execution; or

         (i)      The occurrence of a Change of Control; or

         (j) The Majority Lenders shall in good faith deem themselves insecure; or

         (k) If the Guaranty of any Guarantor shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, with the validity or enforceability thereof shall be contested by any Person, or any Guarantor shall deny any further liability under its Guaranty or shall fail to perform its obligations under its Guaranty or revoke its Guaranty; or

         (l) In the event any Guarantor shall cease to be a validly existing corporation in good standing under the laws of the state of its incorporation or shall otherwise dissolve or cease to exist.


         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE BORROWER

         2.1 To induce the Lenders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Lenders that:

         (a) this Amendment, and the documents to be executed in connection with this Amendment, have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations, contracts and agreements of the Borrower enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (b) the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Borrower enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;


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         (c)      the execution, delivery and performance by the Borrower of this Amendment, (i) has been duly authorized by all requisite corporate action of the Borrower and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not
                  (A) violate (1) any provision of law, statute, rule or the Borrower's articles of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause
                  (iii)(A)(3) of this Section 2.1(c);

         (d) as of the date hereof and after giving effect to this Amendment, no Event of Default has occurred which is continuing; and

         (e) all the representations and warranties contained in Article 5 of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.


         SECTION 3. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT

         3.1 This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied on terms and conditions satisfactory to the Lenders in their discretion:

         (a)      receipt by the Lenders of the Guaranties of the Guarantors;

         (b) replacement Receivable Notes dated as of June 1, 2000, duly executed by the Borrower shall have been delivered to the Lenders;

         (c) a certified copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Amendment, the replacement Receivable Notes and other matters contemplated hereby;

         (d) a certified copy of the resolutions of each Guarantor authorizing the execution, delivery and performance of each Guarantor's respective Guaranty;

         (e) the representations and warranties of the Borrower set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and


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         (f)      any and all other agreements, documents, instruments and
                  powers as the Lenders may require or deem necessary to carry into effect the purposes of the documents described in this
                  Section 3 and this Amendment.

         SECTION 4. MISCELLANEOUS

         4.1 This Amendment shall be construed in connection with and as part of the Credit Agreement, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Credit Agreement are hereby ratified and shall be and remain in full force and effect. The Borrower warrants and represents that the Credit Agreement and the Loan Documents, as amended herein, are legally valid and binding obligations of the Borrower subject to no defenses, set-offs or counterclaims and are in full force and effect. By entering into this Amendment, the Lenders do not waive any right, power or remedy to which they are entitled as the result of any Event of Default which may exist.

         4.2 Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

         4.3 The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning on construction of any of the provisions hereof.

         4.4 This Amendment constitutes the entire agreement between the parties and shall not in any way be modified, varied or amended unless in writing signed the parties. This Amendment shall control with respect to any of its provisions that conflict or are inconsistent with the Loan Documents and Guaranties and any other such documents, but to the extent not conflicting or inconsistent, the Loan Documents and Guaranties and any other such documents executed in connection with the transaction contemplated by this Amendment and the Credit Agreement shall be in full force and effect.

         4.5 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same instrument. Facsimile signatures of this Amendment shall be treated as originals until such time as the original signatures can be obtained.

         4.6 The Borrower agrees to do such further acts and things and execute and deliver, or cause to be executed and delivered, such agreements, powers and instruments as the Lenders may reasonably require or deem necessary to carry into effect the purposes of this Amendment.

         4.7. This Amendment shall be governed by and construed in accordance with the laws of the State of North Dakota.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                       RDO FINANCIAL SERVICES CO.,
                                       a North Dakota corporation

                                       By:   /s/ Thomas K. Espel
                                           ---------------------
                                                    Thomas K, Espel
                                           Its Assistant Secretary/Treasurer


                                       AG CAPITAL COMPANY,
                                       a Delaware corporation

Receivable Commitment = $3,750,000     By:   /s/ Todd D. Zabel
                                           ---------------------
                                                    Todd D. Zabel
                                                    Its Loan Officer


                                       WELLS FARGO BANK NORTH DAKOTA,
                                       N.A., F/K/A NORWEST BANK NORTH
                                       DAKOTA, N.A., a national banking
                                       association


Receivable Commitment = $11,250,000    By:   /s/ David L. Johnson
                                           ----------------------
                                                    David L. Johnson
                                                    Its Vice President


         ACKNOWLEDGED AND AGREED TO as of January 31, 2001.


                                       RDO EQUIPMENT COMPANY

                                       By    /s/ Thomas K. Espel
                                           ---------------------
                                                    Thomas K. Espel
                                           Its Assistant Secretary/Treasurer


                                       RDO AGRICULTURE EQUIPMENT CO.

                                       By    /s/ Thomas K. Espel
                                           ---------------------
                                                    Thomas K. Espel
                                           Its Assistant Secretary/Treasurer


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[Signatures continued]                 RDO CONSTRUCTION EQUIPMENT CO.

                                       By  /s/ Thomas K. Espel
                                           ---------------------
                                                      Thomas K. Espel
                                           Its Assistant Secretary/Treasurer


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